Exhibit 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the Benchmark Electronics, Inc. 401(k) Employee Savings Plan (the “Plan”) on Form 11-K for the period ending December 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gayla J. Delly, Chief Financial Officer of Benchmark Electronics, Inc., certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)          The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

/s/ Gayla J. Delly
Gayla J. Delly
Chief Financial Officer Benchmark Electronics, Inc. June 27, 2003